GALILEOR INTERNATIONAL
                                           ANCILLARY SERVICES AGREEMENT


This Ancillary Services Agreement
("Agreement") is made and entered into as of this 28th day of August, 1995, between GALILEO
INTERNATIONAL PARTNERSHIP, a Delaware general partnership whose principal place of business is located at 9700 West Higgins Road,
Rosemont, Illinois 60018 U.S.A. ("Galileo") and CORPORATE TRAVEL LINK, INC., a
______________________ corporation whose
mailing address is 35 Pershing Avenue, Newark,
New Jersey 07114 ("Customer").


                               W I T N E S S E T H

WHEREAS, Galileo provides computerized reservations and ticketing services and other services ("Galileo Services") and is willing to allow Customer to have limited access to its Galileo Services; and

WHEREAS, Customer desires to have limited access to Galileo
Services for the purpose of performing certain travel-related functions and services.

NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, Galileo and Customer agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following words and terms shall have the following meanings:

         A. "Ancillary Equipment" means all equipment, including communications equipment, provided by Galileo which is used in conjunction with Ancillary Services, such as
               personal          computer workstations, CRT sets, and printers.
                  For purposes of this Agreement, the term "Ancillary Equipment" shall include all Software provided by Galileo which is installed on the Ancillary Equipment.

         B. "Ancillary Services" means limited access to Galileo Services for the purpose of performing certain travel-related functions and services, but specifically excluding ticketing services.

         C. "Charges" means all amounts payable by Customer to Galileo under this Agreement.

         D. "Confidential Information" means all trade secrets, proprietary and confidential information of Galileo, its

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                  affiliates, subsidiaries, successors or assigns
                  including, without limitation, the following: (i) any and all hardware and software; (ii) any and all algorithms, routines, subroutines, source code, object code, software programs, computer processing systems and techniques employed or used by Galileo, or its affiliates, subsidiaries, successors or assigns, and any related items such as specifications, layouts, flow charts, manuals, instruction books, and other like documentation together with all data and know how, technical or otherwise included therein; (iii) all documents, files, reports, drawings, plans, sketches, equipment and the like related to the business of Galileo, or its affiliates, subsidiaries, successors or assigns; (iv) any and all upgrades, enhancements, improvements or modifications to the Ancillary Services or to the foregoing; (v) all customer pricing and marketing information of Galileo, or its affiliates, subsidiaries, successors or assigns; and (vi) this Agreement.

         E. "Galileo Services" or "Galileo" means Galileo's computerized reservations and ticketing service and other services. For purposes of this Agreement, Galileo Services may include services of Galileo, ApolloR and the Gemini Group Limited Partnership ("Gemini") and any other computerized reservation system or authorized agent thereof with whom Galileo has an agreement to distribute such services or similar service ("Related CRS"). Said parties shall not be considered third parties under this Agreement.

         F. "Software" means all computer software licensed by Galileo to Customer.

         G. "Transaction" means a message accessing Galileo Services that is transmitted by Customer. For purposes of this Agreement, "Peak Period" means the hours from 7:00 a.m. to 7:00 p.m., Mountain Time, Monday through Friday, and "Off Peak Period" means the remaining hours.

Any term not defined herein shall have the meaning given such term elsewhere in the Agreement.

R "Galileo" and "Apollo" are registered service marks of Galileo
 International.

2.       INSTALLATION

         A. Galileo shall install or cause to be installed the Ancillary Equipment, as applicable, at each location set forth on an Attachment A to this Agreement ("Location") and shall provide Customer connection to Ancillary Services. Galileo shall use its best efforts to install and connect the Ancillary Equipment at the locations by the planned installation dates set forth on each Attachment A.

         B. Each location shall be reviewed by a Galileo representative to determine what, if any, physical modifications shall be required to support the Ancillary Equipment at that location. After the site review is completed, Galileo shall issue a site survey for each location. The site survey shall detail the layout of all terminals, cables, and backroom support Ancillary Equipment (e.g., transaction processing units and modems). At its own cost and expense, Customer shall implement, or cause to be implemented, any physical modification required by the site survey, including, without limitation, the furnishing of electrical power, the installation of data cables, access to telephone lines, and any inside wiring that may be necessary for data line connectivity.

         C. Customer shall not relocate any installed Ancillary Equipment without first obtaining Galileo's written consent. Any approved relocation must be accomplished by Galileo or its designee at Customer's sole cost and expense.

         D. Customer represents and warrants that each location is owned or controlled by Customer and that it has authority to enter into this Agreement on behalf of each said location.

3.       TRAINING

         A. Galileo shall provide Customer appropriate and sufficient training in Customer's use of Ancillary Equipment and Ancillary Services. Customer shall be responsible to ensure that its employees complete all required training. Galileo shall designate the time and location of and shall bear the cost of providing a trainer and/or materials used in such training program.

         B. Only qualified personnel who have satisfactorily completed Galileo's training program applicable to Customer's use of Ancillary Equipment and Ancillary Services (hereinafter "Designated Users"), and Customer employees trained by Designated Users, shall be permitted to use Ancillary Services and operate Ancillary
                  Equipment.

         C. Galileo may provide training to Customer's Designated Users for use of any major enhancements or modifications to Ancillary Services or Ancillary Equipment and may provide additional training at Customer's request. Any such training shall be a Customer's expense and at a time

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                  and location designated by Galileo.

         D. Galileo may, at its discretion, monitor or test the proficiency level of Customer's employees in the use of the Ancillary Equipment and Ancillary Services. If Galileo determines that their proficiency levels are insufficient for the proper use of the Ancillary Equipment and Ancillary Services, then Customer must arrange for its employees to undertake any further training which Galileo determines necessary to bring Customer's employees to the desired proficiency level. Customer is responsible for all costs and expenses associated with any such additional training.

         E. If any training conducted pursuant to this Article 3 is not performed on-site, Customer, not Galileo, shall bear all living expenses of Customer's employees while attending any of the above training programs.

4.       SOFTWARE LICENSE - RESTRICTIONS

         A.       (i)      Galileo hereby grants Customer a nonexclusive
                           license to use the software during the term of this Agreement. The Software is the property of Galileo and may not be used, in whole or in part, by Customer on other than or with the Ancillary
                           Equipment set forth on the Attachment A(s) unless otherwise agreed to by Galileo. This license automatically terminates upon termination of this Agreement.

                  (ii) Title and full ownership rights to the Software remain with Galileo or such other party with whom Galileo has a distributorship or licensing agreement ("Licensor"). The Software is the proprietary information and trade secret of Galileo or its licensor, whether or not any portion thereof is or may be validly copyrighted or patented. Customer shall maintain the confidential nature of the Software and related materials which are provided hereunder for its own internal use and protect them as it does its own most valuable and strategic assets and trade secrets.

         B.       (i)      Except with prior written consent of Galileo, or as
                           set forth in Article 4.8(ii) hereof, Customer shall not copy, reproduce, or duplicate the Software in any way, nor shall it sell, lease, pledge, assign, license, dispose of, or otherwise transfer or encumber the Software.

                  (ii) Any Software provided by Galileo hereunder in machine-readable form amy be copied, in whole or in part, in printed or machine-readable form solely for

                           Customer's internal use for backup and archival purposes and may be used only in the event of damage, destruction, or loss of the original Software supplied. The original and all copies of the Software, in whole or in part, remain the property of Galileo or its licensor.

                  (iii) Except with the prior written consent of Galileo,
                           Customer shall not add to, modify, enhance, or alter the Software. Customer shall not disassemble, reverse assemble, reverse compile or otherwise reverse engineer any portion of the Software.

                  (iv) Except with the prior written consent of Galileo, Customer shall not provide or otherwise make available the Software or any part thereof, including, but not limited to, programs, diagrams, flow charts, logic, and operating and training manuals, to any person other than Customer's employees, officers, or directors who require access to the Software in the normal course of Customer's business.

                  (v) Customer shall advise all persons who are permitted to have access to the Software of the nondisclosure provisions of this Article 4, and Customer shall take all necessary precautions to ensure that these persons comply with such provisions. Customer shall be liable to Galileo for any violation by any such person of said non-disclosure provisions.

         C. Except with the prior written consent of Galileo, Customer shall not use the Software for any functions other than those set forth in the related operations manuals. Galileo may revoke any such consent by giving thirty (30) days prior written notice to Customer.

         D. Galileo provides portions of the Software pursuant to license agreements with various third party software providers. Certain of these providers may require Galileo to obtain Customer's agreement to and compliance with software sublicenses. Customer agrees to abide by all such sublicenses and, if required, agrees to execute any such sublicense. Customer's failure to agree to execute or abide by a sublicense shall constitute a breach of this Agreement and in such event Galileo may refuse to install, or may deinstall, the Software and any related Ancillary Equipment and seek any other remedies provided in this Agreement.

5.       THIRD PARTY-PROVIDED PRODUCTS

         A. Customer shall provide Galileo sixty (60) days prior written notice of its intent to utilize a non-Galileo provided software application which sends Transactions to or interfaces with Galileo Services except where the application (i) is created using a product provided by Galileo; or (ii) has been previously designated by Galileo as not being incompatible with Galileo.

         B. Galileo may require that customer provide Galileo information regarding the applications, configuration, and operation of any hardware or software that is not provided by Galileo which interfaces either directly or indirectly with Ancillary Services or in connected to Ancillary Equipment ("Third Party Hardware" or "Third Party Software"; collectively "Third Party Products") and may require that the Third Party Product be tested or certified by Galileo, at Customer's expense.
                  Furthermore, Galileo may determine that certain terms and conditions pertaining to Customer's use of the Third Party Products must be agreed to by Customer as a condition of Customer's permissible use.

         C. Customer shall bear sole responsibility to ensure that all Third Party Products meet the requirements and guidelines established by galileo and contained in the product documentation as it may be changed from time to time.

         D. Customer is strictly prohibited from disassembling Ancillary Equipment for any reason, including, but not limited to, the purpose of installing Third Party Hardware within Ancillary Equipment.

         E. Galileo shall have no liability for any costs associated with Customer's procurement or use of Third Party Products and shall have no responsibility for installing Third Party Products. In addition Galileo shall have no liability whatsoever for and Customer releases Galileo from any responsibility for (i) testing, certifying, or assisting with the functional suitability, operation, or compatibility of Third Party Products (unless the parties have executed Galileo's standard product testing agreement under which Customer agrees to pay Galileo's then-current fees for such testing); (ii) enhancement or modifications of Galileo Services rendering Third Party Products incompatible with Galileo Services; (iii) any defects, malfunctions, failure to perform, loss, interruption, and errors of any kind by Third Party Products; or (iv) provision of support or maintenance services of any kind for Third Party Products. In the event of system failure following the installation or use of Third Party Products, at Customer's expense, Galileo shall attempt to restore or reinstall Galileo-provided Software so long as Customer has attempted and has been unable to restore same. Galileo shall have no obligation to restore or reinstall any of Customer's data files or

                  Third Party Products.

         F. Customer shall (i) be liable to Galileo for any loss or damage to Galileo Services, Ancillary Services or Ancillary Equipment that is caused by the Third Party Product's performance or failure to perform or by Customer's installation, deinstallation or use of a Third Party Product, including all costs incurred by Galileo inn connection with the service and repair required to restore Customer's connection to Galileo Services or Ancillary Services; and (ii) indemnify and hold harmless Galileo, its owners, officers, directors, agents, and employees against and from any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including, but not limited to, attorneys' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from Galileo, its owners, officers, directors, agents, or employees, by reason of any loss of, damage to, or destruction of property, including loss of the use thereof, or economic loss arising out of or in connection with (a) any act, error or omission of Customer, its officers, directors, agents, or employees in the installation, deinstallation, or operation of a Third Party Product; (b) any act, error, or omission of the provider of a Third Party Product or any other third party in the installation and operation of a Third Party Product; and (c) any defect, malfunction, failure to perform, and error of any kind caused or contributed to by a Third Party Product.

         G. In the event that Customer elects to utilize Third Party Software which provides automatic transaction capabilities, including, but not limited to, update, query, retrieval, and download, Customer must install a throttling mechanism to control the frequency of Transactions transmitted through Galileo. Customer's throttling mechanism must control such frequency to no more than three (3) Transactions per second per line interchange address (notwithstanding, Galileo makes no representation that Galileo accepts a specified quantity of Transactions for a given time period). Galileo may further require that Customer maintain, at Customer's expense, a telecommunication line for such application separate and distinct from any other telecommunication line used in conjunction with services provided by Galileo.

         H. In the event that any Galileo-provided Software is installed on Third Party Hardware, Customer shall promptly remove all liens and pay all assessments, license fees, or other charges when levied or assessed on or against the Third Party Hardware or the ownership or use thereof.

         I. Notwithstanding anything to the contrary herein, in order to protect or maximize the operability of Galileo Services, Galileo may direct Customer to (i) temporarily or permanently discontinue its use of a Third Party Product or (ii) prohibit direct or indirect access to Ancillary Services by such Third Party Product, and Customer must comply with such direction.

6.       OPERATION OF ANCILLARY EQUIPMENT

         A. To maintain an effective connection between Ancillary Services and Ancillary Equipment and to prevent misuse of Ancillary Services and Ancillary Equipment, Customer agrees that Ancillary Services and Ancillary Equipment shall be used and operated in strict accordance with operating instructions provided by Galileo. Prohibited uses include, but are not limited to, nonbusiness uses, personal messages, providing services unauthorized by this Agreement to third parties, training others in the use of Ancillary Services, or other uses designated by Galileo in writing as prohibited.

         B. Customer may provide the Ancillary Services display only to Customer's employees and may not provide Ancillary Services to any other person or entity without the written consent of Galileo. Customer expressly acknowledges and agrees that, notwithstanding anything to the contrary herein, all PNR, passenger and other data and information entered into Galileo Services is owned by Galileo.

         C. Customer shall take all precautions necessary to prevent unauthorized operation or use of Ancillary Services and the Ancillary Equipment. Customer is liable and responsible for any Transactions by Customer and its employees using Ancillary Services and must ensure that each agrees to use Ancillary Services and Ancillary Equipment in accordance with the provisions set forth herein. Galileo reserves the right to deny access to Ancillary Services at an y time to any individual that fails to comply with the provisions of this Agreement.

7.       INDEMNIFICATION

         A. Customer hereby agrees to indemnify and hold harmless Galileo, its owners, officers, directors, agents, and employees against and from any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including, but not limited to, reasonable attorneys' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from Galileo, its owners, officers, directors, agents, or employees, by reason of any injuries to or deaths of persons or the loss or, damage to, or destruction of property, including loss of the use thereof or any other loss or claim whatsoever, whether in contract or tort, law or equity, arising out of or in connection with any act, failure to act, error or omission of Customer, its officers, directors, agents, or employees in the performance or failure of performance of Customer's obligations under this Agreement.

         B. To the extent of Galileo's representations and warranties under Article 12.A, Galileo hereby agrees to indemnify and hold harmless Customer, its officers, directors, agents, and employees against and from any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including, but not limited to, reasonable attorneys' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from Customer, its officers, directors, agents, or employees, by reason of any injuries to or deaths of persons or the loss of, damage, to, or destruction of property, including loss of the use thereof, arising out of or in connection with any act, error or omission of Galileo, its owners, officers, directors, agents, or employees in the performance or failure of performance of Galileo's obligations under this Agreement.

8.       INSURANCE AND SECURITY INTEREST

         A. Customer shall take all necessary precautions to protect the Ancillary Equipment owned by Galileo and installed on Customer's premises.

         B. Customer hereby grants to Galileo a purchase money security interest in any purchased Ancillary Equipment to secure payment of the purchase price therefor, and agrees that a copy of this Agreement may be filed as a financing statement to protect Galileo's security interest in such Ancillary Equipment in all jurisdictions where the Ancillary Equipment or Customer may be located. Upon payment in full of the purchase price for such purchased Ancillary Equipment, Galileo shall, upon Customer's request, take all steps necessary to terminate its security interest in such Ancillary Equipment.

         C.       (i)      At its own cost, Customer shall procure and maintain
                           insurance, from an insurer nationally recognized and acceptable to Galileo and on terms and conditions acceptable to Galileo, insuring the Ancillary
                           Equipment against all risk of loss or damage, including, without limitation, the risks of fire, theft and such other risks as are customarily insured in a standard all-risk policy. Such insurance shall also provide the following:

                  (a) Full replacement value coverage for the Ancillary Equipment, which value is stipulated to be not less than the Insurance Value as specified on the relevant Attachment A;
                  (b) An endorsement naming Galileo as a coinsured and as a loss payee to the extent of its interest in the Ancillary Equipment; and

                  (c) An endorsement requiring the insurer to give Galileo at least thirty (30) days prior written notice of any intended cancellation, nonrenewal, or material change of coverage or any default in the payment of a premium.

                  (ii) Prior to the installation of the Ancillary Equipment, Customer shall cause the insurer to provide Galileo with certificates of insurance evidencing the insurance and endorsements specified in Article 8.C(i) hereof.

                  (iii)If Customer fails to maintain or pay the premium on
                           the insurance required in Article 8.C(i) hereof, then Galileo may secure equivalent insurance coverage or pay an delinquent premium. If Galileo elects to do so, then Galileo may, at its option, demand that Customer immediately reimburse Galileo to the extent of Galileo's cost of such equivalent insurance or delinquent premium payment plus interest at the rate of eighteen percent 918%) per annum or the maximum interest rate allowed by law, whichever is less, from the date of Galileo's expenditure until the date of reimbursement to Galileo and Customer shall immediately pay all such amounts to Galileo.

         D.       (i)      Notwithstanding anything stated herein to the
                           contrary, Customer shall be liable to Galileo for any loss or damage to the Ancillary Equipment, regardless of the cause thereof, occurring while leased to Customer or while in the possession, custody, or control of Customer.

                  (ii) If any Ancillary Equipment is lost, totally destroyed, damaged beyond repair, or so damaged to constitute a constructive total loss, then, within sixty (60) days after such loss or damage, Customer shall pay to Galileo an amount equal to the replacement value of such equipment on the date of such loss or damage less any insurance proceeds paid to Galileo in accordance with Article 8.C hereof.

9.       ENTRY AND INSPECTION

         Galileo or its designee shall have the right, upon reasonable notice, to enter upon any location during Customer's business hours for the purpose of monitoring Customer's operation of the Ancillary Equipment or Ancillary Services, inspecting the Ancillary Equipment, performing such repairs or maintenance of support services as may be necessary, or removing the Ancillary Equipment; provided, however, that Galileo shall not during the course of such monitoring, inspection, repair, or removal unreasonably interfere with Customer's business.

10.      REPAIR AND MAINTENANCE

         A. Galileo s hall provide or cause to be provided to Customer support, repair and maintenance services required for the Ancillary Equipment and Ancillary Services. The support, repair and maintenance services shall be provided during Galileo's normal business hours and through a service organization designated by Galileo.

         B. To maintain an effective connection between the Ancillary Equipment and Ancillary Services and to preserve the functional integrity of the ancillary Equipment, neither Customer nor any third party, other than a third party designated by Galileo, shall perform or attempt to perform maintenance, repair work, alterations, modifications, support services or programming of any nature whatsoever, to the Ancillary Equipment or Ancillary Services. To obtain maintenance, repair, or support services, Customer shall contact the Help Desk/Galileo Technical Support Center. Customer may, in the event of interruption in Ancillary Services, call the Help Desk/Galileo Technical Support Center.

         C. Galileo or its designated agent shall perform maintenance, repair, and support services for any damage resulting from (i) accident, transportation, neglect, or misuse; (ii) failure or variation of electrical power;
                  (iii) failure to properly maintain the installation site, air conditioning, or humidity control; (iv) causes other than ordinary use; or (v) maintenance, repair, servicing, or modification of the Ancillary Equipment or Ancillary Services performed or provided by anyone other than Galileo or its designated agent. Unless the aforesaid damages are a result of the fault or negligence of Galileo or its designated agent, Customer shall be responsible for all costs and expenses associated with such maintenance, repair, and support services.

         D. Notwithstanding the provisions of this Article 10, Galileo shall have no responsibility for support, repair, and maintenance services relating to Galileo-provided Software functionality and use thereof not directly related to performing travel-related functions.

         E. Customer shall be responsible for the support, repair, and maintenance of Third Party Products. if repair and maintenance is requested by Customer for Ancillary Services or Ancillary Equipment, and Galileo or its designated agent deems the problem to be attributed to a Third Party Product, Galileo shall have no obligation to perform the necessary repair and, further, Customer may incur a service call fee.

11.      ENHANCEMENTS OR MODIFICATIONS

         A. Galileo retains the right to enhance or modify Ancillary Services or Ancillary Equipment at Galileo's discretion at any time during the term of this Agreement. Any such enhancement or modification may be provided at Galileo's sole discretion, subject to Galileo's charges, terms and conditions. If Customer commences use of any such enhancement or modification, Customer's use shall constitute an agreement by Customer (i) to pay Galileo the prevailing charges, if any, for such enhancement or modification, (ii) to follow the written procedures and instructions provided by Galileo for such enhancement or modification; and (iii) that upon Customer's use of such enhancement or modification this Agreement shall be deemed to be supplemented thereby and all the terms and provisions of this Agreement shall apply to Customer's use of such enhancement or modification.

         B.       Notwithstanding anything to the contrary set forth in
                  Article 11.A hereof, Galileo may, at its sole discretion, determine that certain enhancements or modifications to Ancillary Services or Ancillary Equipment must be accepted by Customer as a condition of Customer's continued use of same. There shall be no additional charge to Customer for such required modification or enhancement. If Customer fails to accept such required enhancement or modification in accordance with Galileo's terms and conditions, Galileo shall have the option of deinstalling the Ancillary Equipment or disconnecting the Ancillary Service requiring the enhancement or modification at the applicable locations and providing Customer with an alternative that does not require such required enhancement or modification, if one exists. If such alternative does not exist, Customer must accept such required modification or enhancement or shall be deemed in breach of this Agreement.

12.      REPRESENTATIONS AND WARRANTY

         A.       GALILEO REPRESENTS AND WARRANTS THAT:

                  (i) IT IS THE OWNER OR LICENSEE OF THE SOFTWARE PROVIDED UNDER THIS AGREEMENT;

                  (ii) IT HAS THE RIGHT TO PROVIDE ANCILLARY SERVICES SET

                           FORTH HEREIN TO THE CUSTOMER; AND

                  (iii)IT SHALL USE ITS BEST EFFORTS TO MAXIMIZE THE UPTIME
                           OF THE ANCILLARY EQUIPMENT.

         B. CUSTOMER'S REMEDIES FOR BREACH OF THE WARRANTIES SET FORTH IN ARTICLE 12.A HEREOF SHALL BE SOLELY LIMITED TO REPAIR OR REPLACEMENT OF THE SOFTWARE, ANCILLARY EQUIPMENT OR ANCILLARY SERVICES CAUSING THE BREACH AND INDEMNIFICATION UNDER ARTICLE 7.5 HEREOF.

         C. THE WARRANTIES AND REMEDIES SET FORTH IN ARTICLE 12.A AND 12.B HEREOF ARE EXCLUSIVE AND GALILEO MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, ANCILLARY EQUIPMENT OR ANCILLARY SERVICES.

         D. EXCEPT FOR A BREACH OF THE EXCLUSIVE WARRANTIES SPECIFIED IN ARTICLE 12.A HEREOF AND EXCEPT FOR THE RIGHT TO RECEIVE THE EXCLUSIVE REMEDIES SPECIFIED IN ARTICLE 12.B HEREOF, CUSTOMER HEREBY WAIVES AND RELEASES GALILEO, ITS OWNERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES AND ALL RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST GALILEO, ITS OWNERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO ANY DEFECTS OR INTERRUPTIONS OF SERVICE IN, OR ERRORS (INCLUDING, WITHOUT LIMITATION, ANY ERRORS IN RESERVATIONS AVAILABILITY RECORDS) OR MALFUNCTIONS BY SOFTWARE, ANCILLARY EQUIPMENT, OR ANCILLARY SERVICES, INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM, OR REMEDY IN TORT, AND INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

13.      FORCE MAJEURE

         Except for any payment obligations, neither party shall be deemed to be in default or liable for any delays in the event and to the extent that performance thereof is delayed or prevented by acts of God, public, enemy, war, civil disorder, fire, flood, explosion, riot, labor disputes, work stoppage or strike, unavailability of equipment, any act or order of any governmental authority, or any other cause, whether similar or dissimilar, beyond its control.

14.      CHARGES

         A. Customer shall pay to Galileo license, lease, purchase, installation, and service fees; taxes; and other fees as set forth in this Agreement, Attachment A, and all other applicable attachments to this Agreement, without setoff or counterclaim. Monthly fees commence upon the Ancillary Services being operational.

         B. For each location as of the effective date of the Agreement and any location added thereafter in accordance with the Agreement, Customer shall pay Galileo the Charges as follows:

                  (i) Customer shall pay Galileo an Installation Charge as set forth on Attachment A.

                  (ii) Customer shall pay to Galileo monthly, in advance, a Monthly Fixed Charge for the Ancillary Equipment, interconnection to Ancillary Services, and associated maintenance, repair, and support services, as set forth on Attachment A.

         C. Customer acknowledges that a change in Customer's hardware or software configuration may result in an adjustment to the Charges. Except for such increases as specified in Article 14.H hereof, such adjustments shall be by written supplement hereto.

         D. Customer shall be charged in accordance with each Attachment A hereto for: (i) the installation or deinstallation of hardware or software; (ii) relocation of hardware or software within the location; (iii) each location disconnect or relocation to different premises;
                  (iv) hardware or software modifications, upgrades, or enhancements; (v) excess cable required for installation;
                  (vi) installation or peripheral devices requested by Customer; and (vii) similar installation and deinstallation related expenses.

         E. When applicable, Customer shall pay all SITA (Societe International Telecommunications Aeronautiques) charges incurred in connection with Customer's use of Ancillary Services under this Agreement.

         F. Customer further agrees to pay an overtime premium for maintenance or repair services provided outside of normal business hours at Customer's request. Normal business hours are 8:00 a.m. to 5:00 p.m., local time, Monday through Friday, except holidays observed by Galileo.

         G. Invoices shall be sent to each location address, as specified on Attachment A, unless alternate written instructions are provided by Customer to Galileo. All amounts payable hereunder are due within ten 910) days after the date of invoice and shall be paid in U.S.
                  dollars on a U.S. bank. Any past due amounts shall accrue interest at a rate not to exceed one and one-half percent (1-1 1/2%) per month compounded or the maximum rate permitted by law, whichever is less. The accrual of such interest shall not affect any of Galileo's rights or remedies under this Agreement.

         H. All Charges are subject to increase by Galileo upon thirty (30) days prior written notice, except that Galileo may not increase such Charges by more than twelve
                  (12) percent in any one calendar year. Notwithstanding the foregoing, the communications cost elements of any of the above Charges shall be subject to increase, at any time and without limitation, to cover any increase in the cost thereof incurred by Galileo.

15.      TAXES AND FEES

         Customer covenants and agrees to pay when due or reimburse and indemnify and hold Galileo and its owners harmless from and against all taxes, fees and other charges of every nature whatsoever (together with any related interest or penalties not arising from fault on the part of Galileo), now or hereafter imposed or assessed against Galileo, its owners or Customer by any Federal, state, county, or local governmental authority, upon or with respect to this Agreement or upon or with respect to the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition of property and services thereof or upon the rents, receipts or earnings arising therefrom (excepting only Federal, state and local taxes based on or measured by the net income of Galileo). Notwithstanding the foregoing, unless otherwise specified, Galileo shall be responsible for the filing of all personal property tax returns and shall pay all taxes indicated thereon, Customer shall reimburse Galileo for all such taxes, fees and charges within ten (10) days of receipt of Galileo's invoice therefor.

16.      TERM

         A. The term of this Agreement shall commence on 9/15/95 and shall continue until terminated by either party upon thirty (30) days prior written notice.

         B. Upon termination of this Agreement, for any reason whatsoever, Customer shall allow Galileo onto its premises to remove, at Customer's expense, all leased or licensed Ancillary Equipment and Galileo Software, and Customer shall return to Galileo all Confidential Information, including, but not limited to, all manuals, guides, and written materials provided to Customer and all copies of such materials, whether in written or computer readable form.

         C. Those provisions of the Agreement which by their nature and intent should survive expiration or termination of the Agreement, including, but not limited to, confidentiality and Software license restrictions, shall so survive.

17.      TERMINATION FOR CAUSE

         A. If either party (the "Defaulting Party") becomes insolvent; if the other party (the "Insecure Party") has evidence that the Defaulting Party is not paying its bills when due without just cause; if a receiver of the Defaulting Party's assets is appointed; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, then the Insecure Party may immediately terminate this Agreement on written notice to the Defaulting Party unless the Defaulting Party immediately gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit -- issued by a U.S. bank acceptable to the insecure Party, on terms and conditions acceptable to the insecure Party, and in 1an amount sufficient to cover all a mounts potentially due from the Defaulting party under this Agreement -- amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement -- that may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner. If bankruptcy proceedings are commenced with respect to the Defaulting Party and if this Agreement has not otherwise terminated, then the Insecure Party may suspend all further performance of this Agreement until the Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Defaulting Party's assumption or rejection shall not be a breach of this Agreement and shall not affect the Insecure Party's right to pursue or enforce any of its rights under this Agreement or otherwise.

         B. If either party (the "Defaulting Party") refuses, neglects, or fails to perform, observe or keep an of the covenants, agreements, terms or conditions contained herein on its part to be performed, observed and kept, and such refusal, neglect or failure continues for a period of thirty (30) days after written notice (except in the case of any payments due where the period to cure such nonpayment shall be five (5) days after notice) to the Defaulting Party thereof, then without prejudice to any other rights or remedies of the other party, this Agreement shall, at the option of the non-defaulting party, terminate as of the expiration of the notice period. Notwithstanding anything to the contrary herein, in the event Customer is the Defaulting Party, the Galileo may, at its sole option and without prejudice to any other of its rights or remedies, reduce or restrict provision or services provided under the Agreement without termination of the Agreement.

         C. The right of either party to require strict performance and observance of any obligations under this Agreement shall not be affected in any way by any previous waiver, forbearance or course of dealing. Exercise by either party of its right to terminate under this Agreement shall not affect or impair its right to bring suit for any default or breach of this Agreement. All obligations of each party that have accrued before termination or that are of a continuing nature shall survive termination.

         D. If this Agreement includes more than one location and if Customer's default or breach relates to fewer than all locations, then Galileo may, at its sole option, exercise its rights under this Article to terminate this entire Agreement or only with respect to the location(s) involved.

18.      ASSIGNMENT, MERGER, AND SALE

         A. Customer shall not assign, transfer, or sublease this Agreement or any right or obligation hereunder unless the assignee, transferee or sublessee expressly assumes all of the liabilities and obligations of Customer hereunder and Customer has obtained the prior written consent of Galileo, which shall not be unreasonably withheld. Any purported assignments,, transfers or subleases made without such assumption and consent shall, at Galileo's option, be null and void ab initio.

         B. If Galileo consents to the assignment, transfer or sublease, Customer may be required to pay Galileo a one-time transfer fee and any sublicense distribution costs that are incurred by Galileo in connection with the assignment of Customer's use of Software. Customer's failure to pay these fees shall result in the assignment being rendered null and void ab initio.

         C. In the event Customer acquires or gains control of another entity or merges with or is acquired or becomes controlled by any person or entity not presently owning a controlling interest in Customer, then Galileo, at its sole option, may immediately terminate this Agreement without any obligation or liability to Customer, other than past due amounts.

19.      PUBLICITY, ADVERTISING AND PROMOTION

         A. Except in any proceeding to enforce the provisions of this Agreement or except as otherwise required by law, neither party shall publicize or disclose to any third party the provisions of this Agreement or any of the Charges, terms, or conditions herein without the prior written consent of the other party.

         B. Neither party shall use the name or logo of the other in publicity releases or advertising regarding or related to this Agreement without securing the prior written approval of the other party. Request for approval shall be directed to the respective addresses set forth in
                  Article 22 hereof.

20.      CONFIDENTIALITY

         A. All Confidential Information, including all applicable rights to patents, copyrights, trademarks, and trade secrets inherent therein or related thereto, is and shall remain the sole and exclusive property of Galileo or its Licensor (as applicable).

         B. Customer shall maintain the confidentiality of the Confidential Information using the highest degree of care. Customer shall not use, sell, transfer, publish, disclose, display, or otherwise make available to others, except as authorized in this Agreement, the Confidential Information or any other material relating to the Confidential Information at any time before or after the termination of this Agreement nor shall Customer permit its officers, directors, employees, agents, or contractors to divulge the Confidential Information or use the Confidential Information other than as authorized in this Agreement without the prior written consent of Galileo.

         C. Customer shall ensure that each of its employees, officers, directors, agents or contractors who has access to the Confidential Information provided under this Agreement is aware of this confidentiality requirement and agrees to be bound by it. Customer shall be liable to Galileo for any violation by any such person of any of the provisions of this Article 20.

21.      ANCILLARY EQUIPMENT

         A. It is understood that: (i) all Ancillary Equipment shall remain the sole property of Galileo; (ii) Customer shall not remove any identifying marks from any such Ancillary Equipment; (iii) Customer shall not subject the Ancillary Equipment to any lien or encumbrance; and (iv) Galileo may enter Customer's premises to remove the Ancillary Equipment immediately upon termination of this Agreement.

         B. Customer agrees to make, execute, acknowledge and deliver, any time or from time to time, all documents, instruments, and assurances, including, without limitation, financing statements under the Uniform Commercial Code, as may be requested by Galileo to preserve Galileo's ownership rights and title in and to the Ancillary Equipment, and hereby authorizes Galileo, where permitted b law, to file financing statements and amendments thereto relating tot he Ancillary Equipment without Customer's signature where desirable in Galileo's judgment to preserve Galileo's ownership rights and title in and to the Ancillary Equipment. Upon deinstallation of the Ancillary Equipment, Galileo shall, upon Customer's request, take all steps necessary to terminate any Uniform Commercial Code filing made with respect thereto.

22.      NOTICES

         Notices given or required hereunder shall be deemed sufficient if sent by first class mail, postage prepaid, or any more expedient written means to the address of Customer as specified in the preamble of this Agreement; notices to Galileo should be sent to:

                      GALILEO INTERNATIONAL
                      9700 WEST HIGGINS ROAD
                      ROSEMONT, IL  60018
                      ATTN:  COVZL - CONTRACT NOTICES

         Notices sent via electronic means (e.g., telex, facsimile) shall be effective immediately if received on a business day prior to 5:00 p.m. local time of the recipient. All other notices shall be effective the first business day after receipt.

23.      GOVERNING LAW

         This Agreement and any dispute arising under or in connection with this Agreement, including any action in tort, shall be governed by the internal laws of the State of Illinois, without regard to its conflict of laws principles. All actions brought to enforce or arising out of this Agreement shall be brought in federal or state courts located within the County of Cook, State of Illinois, the parties hereby consenting to personal jurisdiction and venue therein.

24.      SEVERABILITY

         If any provision of this Agreement is held invalid or otherwise unenforceable, the unenforceability of the remaining provisions shall not be impaired thereby.

25.      CAPTIONS

         The captions appearing in this Agreement have been inserted as a matter of convenience and in no wa define, limit or enlarge the scope of this Agreement or any of the provisions of this Agreement.

26.      INDEPENDENT CONTRACTORS

         This Agreement is not intended to and shall not be construed to create or establish an agency, partnership, or joint venture relationship between the parties hereto.

27.      ADDITIONAL COVENANTS

         The individual signing this Agreement or any amendments to this Agreement, on behalf of the Customer, or if more than one, each of them, represents and warrants that: (i) he or she is duly authorized to execute this Agreement on behalf of Customer; (ii) he or she has full power and authority to bind Customer to t he terms and conditions hereof; (iii) no representations or warranties of Customer or the undersigned, nor any statements written or oral, made or furnished to Galileo either herein or with respect tot he organization or business of Customer, contains any untrue statement of a material fact or omits a material fact necessary to make the representation, warranty, or statement not misleading; and
         (iv) this Agreement constitutes a legal, valid, and binding agreement of Customer, enforceable in accordance with its terms. Customer shall be liable for and agrees to reimburse Galileo for all attorneys' fees and court costs incurred by Galileo to enforce this Agreement or to seek remedies for breach of this Agreement by Customer.

28.      ENTIRE AGREEMENT

         A. The following Attachments are part of this Agreement: A. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof
                  and,     as of the effective date, supersedes all prior
                  agreement, whether written or oral, between the parties hereto concerning the subject matter hereof, excluding amounts due Galileo which may have accrued under a prior agreement between the parties. Any such prior amounts due shall be deemed an obligation of this Agreement for which all provisions herein shall apply.

         B. This Agreement may be modified only by further written amendment or supplement signed by all parties to this Agreement.

         C. If any non-English interpretive version of the Agreement is created, then, in the event of a conflict between the English version and any non-English version, the English version shall control.

IN WITNESS WHEREOF, Customer and Galileo have executed this
Agreement as of the day and year first above written.

CUSTOMER                               GALILEO INTERNATIONAL PARTNERSHIP

By                            By

Name   JOSEPH CUTRONA                                Name    Michael G. Foliot

Title  President              Title   Sr. Vice President

Date   August 4, 1995         Date    August 28, 1995